SERVICES AGREEMENT BETWEEN AXA EQUITABLE LIFE INSURANCE COMPANY AND AXA LIFE AND ANNUITY COMPANY Agreement made as ofthe 1st day of August, 2008 (the “Agreement”) between AXA EQUITABLE LIFE INSURANCE COMPANY, a New York stock life insurance company (“AXA Equitable”) and, AXA LIFE AND ANNUITY COMPANY (“AXA L&A”), a Colorado -domiciled stock life insurer. WHEREAS, both AXA Equitable and AXA L&A are indirect wholly-owned subsidiaries of AXA Financial, Inc., a Delaware corporation, WHEREAS, AXA L&A desires to utilize AXA Equitable personnel, property and services in carrying out its management, administrative and other functions and AXA Equitable is willing to furnish the same on the terms and conditions hereinafter set forth; and WHEREAS, AXA Equitable desires to be reimbursed for its respective costs and expenses incurred in rendering such services; NOW, THEREFORE, the parties do hereby agree as follows: 1.     AXA Equitable from time to time may provide, as available, to AXA L&A the personnel, property and services reasonably necessary to perform its management, administrative and other functions. The services to be furnished may include, without limitation, management, corporate finance, strategic planning, administration, office and general supplies, financial, treasury and cash management, printing, actuarial, accounting, tax, auditing, legal and regulatory, human resources, corporate and financial communications, public relations, advertising, marketing, risk management, product design and development, underwriting, claims processing, policyholder services, technology, data processing and corporate secretarial services. The AXA Equitable services provided hereunder shall not include any services provided to AXA L&A by AXA Equitable pursuant to separate agreements. 2.     AXA Equitable agrees that in performing or providing functions or services hereunder, it shall use that degree of ordinary care and reasonable diligence that an experienced and qualified provider of similar services would use acting in like circumstances and experience in such matters. AXA Equitable shall perform services according to servicing standards of the AXA L&A or such other standards as may be mutually agreed upon by the AXA L&A and AXA Equitable. AXA Equitable shall comply with all laws, regulations, rules and orders applicable to (i) the AXA L&A with respect to the services provided hereunder or (ii) to AXA Equitable. AXA Equitable agrees to maintain sufficient facilities and trained personnel of the kind necessary to perform the services under this Agreement.

3. In providing services hereunder which require the exercise of judgment by AXA Equitable, AXA Equitable shall perform any such service in accordance with standards and guidelines AXA L&A develops and communicates to AXA Equitable. In performing any services hereunder, AXA Equitable shall at all times act in a manner reasonably calculated to be in or not opposed to the best interests of AXA L&A. The performance of services by AXA Equitable for AXA L&A pursuant to this Agreement shall in no way impair the absolute control of the business and operations of AXA Equitable or AXA L&A by their respective Boards of Directors. AXA Equitable shall act hereunder so as to assure the separate operating identity of AXA L&A. The business and operations of the AXA L&A shall at all times be subject to the direction and control of the Board of Directors of the AXA L&A. 4.     With respect to any underwriting functions, claims processing and policyholder services that are performed for or provided to AXA L&A by AXA Equitable pursuant to this Agreement: a.     It is understood that AXA Equitable shall perform such services in accordance with underwriting guidelines and procedures established by AXA L&A from time to time and communicated in writing to AXA Equitable by AXA L&A; (ii) and AXA L&A shall retain all final underwriting authority. b.     Final decisions will be based upon guidelines and procedures established and approved by AXA L&A from time to time and communicated in writing to AXA Equitable by AXA L&A, and (ii) AXA L&A retains final approval authority on all claim payments. Payment of claims shall be made using AXA L&A checks. In performing claim services for AXA L&A pursuant to this agreement AXA Equitable shall obtain and maintain all necessary licenses and permits required in order to comply with applicable laws and regulations. c.     In providing services with respect to this Agreement, AXA Equitable agrees that any and all personal contact or communication, both oral and written, with AXA L&A’s policyholders, insureds, beneficiaries and applicants will be done in the name of and on behalf of AXA L&A. AXA Equitable agrees to use AXA L&A’s letterhead for all such written communications. AXA Equitable further agrees that if any of its employees who have direct contact with AXA L&A policyholders, insureds beneficiaries or applicants perform such services from a location outside the State of New York, a toll free telephone number shall be available for use by such policyholders, insureds, beneficiaries and applicants. d.     AXA Equitable shall implement and maintain appropriate measures designed to meet the objectives of the applicable insurance laws and regulations, with respect to safeguarding AXA L&A’s customer information and customer information systems. AXA Equitable shall adjust its information security program at the request of AXA L&A for any relevant changes dictated by AXA L&A’s assessment of risk around its customer information and customer information systems. Confirming evidence that AXA Equitable has satisfied its obligations under this agreement shall be made available, during normal business hours, for

has regulatory authority over AXA L&A’s business activities. e.     With regard to the collection of premiums, deposits and other remittances from policyholders (including payment of principal or interest on policy loans), AXA Equitable shall act in a fiduciary capacity with respect to such payments, hold such payments for the benefit of AXA L&A, and after the required processing of such payments, will immediately deposit such payments in one or more bank accounts established in the name of AXA L&A and subject to the control of officers of AXA L&A. 5.     AXA L&A shall pay the actual costs (direct and indirect) and expenses incurred by AXA Equitable in furnishing personnel, property and services pursuant to this Agreement. Such actual costs and expenses shall include all direct and indirect expenditures related to the furnishing of such personnel, property and services, including related wages, office space and overhead, as appropriate. In determining the basis for the apportionment of costs and expenses, specific identification or estimates based on time, square footage or any other mutually agreeable method providing for a fair and reasonable allocation of costs and expenses may be used provided such method is in conformity with generally accepted accounting principles and with the requirements of Section 1505(a) of the New York Insurance Law and New York Insurance Department Regulation No. 33. The charge to AXA L&A for such apportioned expenses shall be at cost as described in this Section 5. Whenever AXA Equitable utilizes its personnel to perform services for AXA L&A pursuant to this Agreement, such personnel shall at all times remain employees of AXA Equitable, subject solely to its direction and control. The AXA L&A shall have no liability to such employees for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations. No facility of AXA Equitable used in performing services for or subject to use by AXA L&A shall be deemed to be transferred, assigned, conveyed or leased by performance or use pursuant to this Agreement. 6.     Within 45 days after the end of each calendar quarter, and more often if desired, AXA Equitable shall submit to AXA L&A a statement of apportioned expenses showing the basis for the apportionment of each item. Settlement, which shall be on a cost basis, shall be made within 45 days thereafter. The statement of apportioned expenses shall set forth in reasonable detail the nature of the costs and expenses being apportioned and other relevant information to support the charges. 7.     AXA Equitable and AXA L&A or an governmental agency having jurisdiction over either or both of the companies, at the companies’ expense, shall each have the right to conduct an audit of the companies’ books, records and accounts with respect to services provided hereunder, giving reasonable notice of its intent to conduct such an audit. In the event of such an audit, each shall give to the other reasonable cooperation and access to all books, records and accounts necessary to the audit.

8. AXA Equitable and AXA L&A shall be and remain sole owner oftheir respective records, including but not limited to business and corporate records, regardless of the use or possession by either of the other’s records. AXA Equitable and AXA L&A shall each individually maintain separate books, accounts and records in respect to personnel, property and services provided under this Agreement and shall cooperate and use reasonable efforts to prepare and/or obtain in a timely fashion any and all books, accounts, records or other documentation as may be necessary or desirable in connection with this Agreement and/or the personnel, property or services provided hereunder. All records shall be maintained in accordance with applicable law and regulation, including but not limited to, New York Insurance Department Regulation No. 152. The AXA Equitable will maintain back up records, which will be available to the AXA L&A in the event of a disaster. The AXA Equitable disaster recovery site, which it maintains, will be available to AXA L&A as required. 9.     The books, accounts and records of AXA Equitable and AXA L&A as to all transactions between them under this Agreement shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as is necessary to support the reasonableness of the charges under this Agreement. The companies shall keep such books, records and accounts insofar as they pertain to the computation of charges hereunder available for audit, inspection and copying by the companies and persons authorized by it or any governmental agency having jurisdiction over either or both of the companies during all reasonable business hours. 10.     Should an irreconcilable difference of opinion between AXA Equitable and AXA L&A arise as to the interpretation of any matter respecting this Agreement, it is hereby mutually agreed that such differences shall be submitted to arbitration as the sole remedy available to the parties. Such arbitration shall be by three arbitrators in accordance with the rules of the American Arbitration Association, such arbitrators shall have extensive experience in the insurance industry, and the arbitration shall take place in New York, New York. Each party shall bear its own expense in connection with the arbitration, and the fees and expenses of the arbitrators and any other expenses of the arbitration shall be share equally by the parties. 11.     The term of this Agreement shall commence as of the effective date of this Agreement and continue until terminated by either AXA Equitable or AXA L&A on not less than 60 days prior written notice to the other or by an agreement in writing signed by both parties specifying the effective date of termination. 12.     This Agreement shall be governed by and interpreted in accordance with the laws ofthe State ofNew York, except as otherwise specifically provided herein. 13.     AXA L&A and AXA Equitable each shall appoint one or more individuals who shall serve as contact persons for the purpose of carrying out this Agreement. Such contact persons shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact persons shall be those set forth below: AXA Equitable - AXA Equitable Life Insurance Company 1290 Avenue ofthe Americas New York, New York, 10104 For the Attention of Richard Dziadzio, Executive Vice President With Copies to: Lydia Pitts, Esq., Vice President and Associate General Counsel AXAL&A- AXA Life and Annuity Company 1290 Avenue ofthe Americas New York, New York, 10104 For the Attention of Charles Marino, Executive Vice President With Copies to: Paul Boucher, Vice President Each party shall notify the other, in writing, as to the name, address, and telephone number of any replacement for any such designated contact person. All notices, statements or requests provided for hereunder shall be in writing and shall be deemed to have been given when delivered by hand to an officer of the other party or when sent by certified or registered mail, postage prepaid or overnight courier service or upon confirmation of transmission if sent by telecopier or e-mail. 14.     No assignment of this Agreement shall be made by either AXA Equitable or AXA L&A without the prior written consent of the other. No assignment shall take effect unless it has first been submitted to the New York Insurance Departments and not disapproved. 15.     Subject to Section 14 above, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. 16.     This Agreement constitutes the entire agreement between the parties; and no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

17.    This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. AXA EQUITABLE LIFE INSURANCE COMPANY Name: Richard Dziadzio Title: Executive Vice President and Chief Financial Officer AXA LIFE AND ANNUITY COMPANY Name: Charles Marino Title: Executive Vice President and Chief Actuary